Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [xxx]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

DISTRIBUTION AND MARKETING AGREEMENT

BETWEEN PROXYMED, INC.

AND NATIONAL NETWORK SERVICES, INC.

AND PLANVISTA CORPORATION

THIS AGREEMENT, which is effective as of June 10, 2003 (the “Effective Date”), is by and between PROXYMED, INC. (“ProxyMed”), and NATIONAL NETWORK SERVICES, INC. (“NNSI”), AND PLANVISTA CORPORATION (collectively with NNSI, “PlanVista”).

RECITALS

WHEREAS, ProxyMed is an electronic healthcare transaction processing service company providing connectivity services, and financial, clinical, and administrative transaction processing service to physician offices, payers, medical laboratories, pharmacies and other healthcare institutions, hereinafter, “Health Care Organizations,” through ProxyNet, ProxyMed’s secure, proprietary national electronic information network, which provides Health Care Organizations with connectivity to one of the industry’s largest group of insurance companies and managed care payers, the largest group of clinical laboratories, and the largest group of chain and independent pharmacies; and

WHEREAS, PlanVista provides medical cost management services and network and data management business process outsourcing solutions for healthcare payers and providers through its wholly-owned subsidiary, NNSI.

WHEREAS, ProxyMed, NNSI and PlanVista (each of the foregoing a “Party” and collectively the “Parties”) have determined that, because of their diverse capabilities and resources, they would benefit from an agreement between their respective organizations.

NOW, THEREFORE, AND IN CONSIDERATION of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.0 DEFINITIVE AGREEMENTS; PURPOSE.

ProxyMed and PlanVista agree that ProxyMed will offer PlanVista’s network access and repricing services (“Cost Containment Services”) and PayerServ network management services (“Network Management Services”) to entities that are ProxyMed customers or prospective customers during the term of this Agreement (each a “Payer”). ProxyMed Payers include but are not limited to the following entities or groups:

•	[xxx]
•	[xxx]
•	[xxx]

[xxx]	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

•	[xxx]
•	[xxx]
•	[xxx]
•	[xxx]

Other payers may be included as “Payers” hereunder from time to time as mutually agreed to by the Parties. As used in this Agreement, Cost Containment Services and Network Management Services, together with any other PlanVista services which the Parties agree to include herein, are sometimes referred to as “Services.” The geographic scope of the agreement is the United States and its possessions and territories.

2.0 DISTRIBUTION AND MARKETING ALLIANCE AGREEMENT.

2.1 Private Label. During the term of this Agreement, ProxyMed may use a “private label” name to describe the services that PlanVista agrees to provide Payers pursuant to this Agreement. ProxyMed may change such name in its discretion, provided that it gives PlanVista prior written notice of such change, and obtains PlanVista’s prior written consent to the use of any name that includes all or a portion of the name of PlanVista or any of its affiliates.

[xxx] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

2.2 Marketing and Sales Materials. ProxyMed agrees to devote sales and marketing resources to market and sell the branded/renamed version of the PlanVista Services, and will use its best efforts to sell and market PlanVista’s Services to Payers and prospective Payers using existing executive level relationships. ProxyMed shall be responsible for the costs of marketing PlanVista’s Services to Payers. ProxyMed sales and marketing activities shall include but not be limited to:

2.2.1 Marketing Plan. Within thirty (30) days of the Effective Date the Parties shall mutually develop and agree upon a joint marketing and sales plan that will include, at a minimum, proposed activities, resources and budgets (the “Marketing Plan”). Quarterly, representatives of ProxyMed and PlanVista will meet to review the relationship, the opportunities for PlanVista Services, and the account plans to realize opportunities. ProxyMed shall have primary responsibility for the creation and production of marketing materials, which shall be at its expense. PlanVista shall provide ProxyMed with examples of its sales and marketing materials, demos, and sales support materials, and shall provide ProxyMed with other marketing information as ProxyMed reasonably requests. ProxyMed shall obtain PlanVista’s written consent, which consent shall not be unreasonably withheld nor delayed, prior to distribution of any marketing materials that uses PlanVista’s name or describes PlanVista’s Services.

2.2.2 Activities. The Parties shall participate in joint marketing and promotion activities as set forth in the Marketing Plan. Both Parties agree to provide the other with appropriate sales tools (e.g., slide presentations, marketing collateral, etc.) to better enable each firm’s’ sales force to sell the Solutions.

2.2.3 Integration. From time to time, the Parties may wish to perform certain development activities to integrate their respective Solutions. If so, the Parties shall negotiate in good faith the terms and conditions under which such activities will be performed.

2.2.4 Press Release. The Parties agree that a joint release to describe the relationship described in this Agreement will be made public within three (3) days of signing this Agreement. Unless otherwise required to be disclosed by applicable laws, neither Party shall make any press release or public statement regarding this Agreement or the relationship described herein without the prior written approval of the other Party. Further, each Party may use the name of the other Party in product brochures and financial reports indicating the relationships contemplated by this Agreement. Any use beyond the foregoing shall be subject to the prior written approval of the other Party.

2.2.5 Web Page Links. Each Party may display the Marks of the other Party on an appropriate area of such Party’s Web site indicating its business associates and strategic alliances. Such display will be subject to the terms and conditions mutually agreed upon by the Parties.

2.2.6 Promotions; Promotional Materials. ProxyMed will promote PlanVista as its exclusive provider of cost containment and network management services and will not develop marketing brochures or related sales material with any competitor offering services similar to PlanVista’s Services. Furthermore, ProxyMed will make joint sales calls only with

PlanVista to offer the Services and will not perform any sales efforts or make joint sales calls with any PlanVista competitors offering similar services. Each Party shall, at its own expense, promptly provide the other Party with marketing and technical information concerning its Solution as well as reasonable quantities of brochures, instructional material, advertising literature, and other product data.

2.2.7 Assistance in Technical Problems. Each Party shall provide a reasonable amount of technical support to the other Party and its customers regarding any technical problems relating to the functioning and use of such Party’s Solution.

2.2.8 Relationship Managers. Within thirty (30) days after signing a Payer Contract the Parties shall provide to each other a primary contact name and complete contact information of the individual responsible for oversight of this Agreement (“Account Manager”). The Account Manager shall be responsible for arranging all meetings, visits, and consultations between the Parties that are of a non-technical nature, and for all administrative matters such as invoices, payments and amendments. Moreover, each of the Parties shall designate a Project Manager who will work with the other Party to develop and assist in effectuating the sales and marketing plan agreed upon by the Parties for the Services. A Party may change its Account Manager or Project Manager upon written notice to the other.

2.3 Payer Contracts.

2.3.1 Contract Provisions. Unless otherwise mutually agreed, any Payer for which PlanVista agrees to provide Services under this Agreement will sign a contract or addendum (a “Payer Contract”) directly with ProxyMed. Each Payer Contract for cost containment services shall include the provisions set forth in Exhibit 2.3.1 hereto, with such changes or additions as may be agreed upon by the Parties on a case by case basis. The Parties shall determine the appropriate fee to be charged each Payer prior to submitting a proposal for Services to such Payer, except to the extent priced in accordance with sub-Section (a) hereto. The Parties shall agree on the required terms to be included in any Payer Contract related to PayerServ services. ProxyMed will provide PlanVista with a copy of each Payer Contract, and if such Payer Contract takes the form of an addendum, then ProxyMed shall provide a copy of the agreement (the “Original Agreement”) to which such Payer Contract is attached. In ProxyMed’s sole discretion ProxyMed may redact the Original Agreement in order to maintain the confidentiality of certain terms, including without limitations, pricing insofar as such redacted provisions do not relate in any way to the addendum.

(a) No later than thirty (30) days after the effective date of this Agreement, the Parties shall agree on and shall establish a pricing schedule of suggested retail fees with a variance of plus or minus some percentage (“Suggested Retail Fees”), which percentage shall be mutually agreed upon by the Parties, that gives ProxyMed ultimate flexibility to freely generate proposals for and offer the Services to their Payer clients without consent being required from PlanVista; provided, that the final fees to be paid by the Payers fall within the Suggested Retail Fees. The Suggested Retail Fees will be within acceptable pricing ranges that PlanVista has offered to payers in the past.

2.3.2 PlanVista Consent. PlanVista shall not be obligated to provide services to any Payer pursuant to any Payer Contract unless PlanVista has executed a consent, substantially in the form of Exhibit 2.3.2 hereto, under which it agrees to provide services pursuant thereto. Each Payer for which PlanVista has executed such consent shall be deemed to be a “Contracted Payer” for purposes of this Agreement. The foregoing consent requirement notwithstanding, PlanVista’s consent shall not be required to the extent that the only obligations to which PlanVista is bound to deliver or perform under a Payer Contract do not exceed those presented to the Payer by the Parties in their joint proposal to such Payer.

2.3.3 Payer Contract Amendment; Termination. ProxyMed shall obtain PlanVista’s prior written consent to any amendment to a Payer Contract and any amendment to an Original Agreement that will decrease PlanVista’s rights or increase PlanVista’s obligations under a Payer Contract. ProxyMed shall terminate any Payer Contract upon PlanVista’s written request, if such Payer is delinquent for payment under the Payer Contract, has been so for more than ninety (90) days, and ProxyMed has not agreed to make PlanVista whole; provided that PlanVista shall provide ProxyMed with such request and the basis for termination at least five (5) business days prior to the date in which ProxyMed is required to send such termination notice to the Contracted Payer. ProxyMed may terminate any Payer Contract, provided that it notifies PlanVista at least five (5) business days prior to sending notice of termination to the applicable Payer. ProxyMed shall immediately notify PlanVista in writing upon ProxyMed’s receipt of notice of any Contracted Payer’s termination of a Payer Contract. An individual Payer Contract may survive termination of this Agreement by mutual agreement of the Parties. Nothing in this Agreement will limit PlanVista’s right to contract directly with any Payer without ProxyMed at any time; except that PlanVista will not either by itself or with any other marketing partner, independently solicit, market or contract with the thirty (30) potential Payers listed on the mutually agreed prospect list, which is attached hereto as Exhibit 2.3.3 (the “Joint Marketing Prospect List”) during the period beginning with the date of this Agreement and ending nine months from such date (the “Joint Marketing Period”). During the Joint Marketing Period, the Parties will diligently and jointly pursue contacts with and contracts with the Payers listed on the Joint Marketing List until such time as such Payers either contract for Services hereunder or indicate that they will not be contracting for such Services, in which instance their name shall be removed from the Joint Marketing Prospect List. Additionally, new prospective Payers may be added to or removed from the Joint Marketing Prospect List during the Joint Marketing Period upon the mutual written consent of the Parties.

2.3.4 PlanVista Contract Rights. ProxyMed will ensure that PlanVista is designated as a third party beneficiary of each Payer Contract. In the event that a Payer is more than ninety (90) days past due on its fees for the Services, then at its sole option ProxyMed may: (i) Agree to pursue collection activities on behalf of its self and PlanVista; (ii) Agree to pay PlanVista the fees owed to PlanVista on behalf of such Payer; or (iii) Assign its rights to payment under such Payer Contract to PlanVista so that PlanVista can pursue direct collection efforts. No matter which Party pursues collection efforts against the Payer, when successful that Party shall pay to the other Party that other Party’s pro-rata share of any monies collected from the Payer. Unless ProxyMed explicitly agrees in writing to make PlanVista whole for the monies owed to it by the Payer, ProxyMed shall only be obligated to pay PlanVista upon receipt of payment from the Payer.

2.4 Payer Services. PlanVista and ProxyMed each will provide services to a Contracted Payer in accordance with the terms of this Agreement and the applicable Payer Contracts, as set forth below.

2.4.1 Claims Flow. Except to the extent that the applicable Payer Contract provides for a different claim flow, ProxyMed shall forward claim information to PlanVista, and receive claim information from PlanVista, via electronic data interchange, in accordance with standard PlanVista procedures. ProxyMed will place files of claims for PlanVista on its file transfer protocol site, or other site selected by PlanVista. PlanVista will reprice any applicable claims and place the claims on PlanVista’s file transfer protocol site for reversals by ProxyMed. ProxyMed shall ensure that all claims forwarded to PlanVista hereunder are Eligible Claims in accordance with the agreed upon specifications. “Eligible Claim” means a claim that is: (i) not subject to the applicable Contracted Payer’s primary network arrangements; (ii) for covered services provided to a covered participant under the terms of the applicable benefit plan; and (iii) otherwise eligible for payment by the Contracted Payer. To the extent requested by the applicable Contracted Payer, ProxyMed shall forward repriced claim information to the Payer in accordance with the applicable Payer Contract.

2.4.2 Customer Service. ProxyMed shall provide customer support service for all inquiries from Contracted Payers or covered persons related to any Payer Contract. ProxyMed may forward any such inquiries to PlanVista customer service personnel, as appropriate. Each Party shall maintain its existing provider relations and support functions related to its existing provider arrangements.

2.4.3 Network Access; Repricing. PlanVista will reprice any in-network claim received from ProxyMed or a Contracted Payer in accordance with the terms of Section 2.1 of the Payer Contract provisions set forth at Exhibit 2.4.1 (the “Payer Contract Provisions”). PlanVista will assign to the repriced claim a PlanVista claim number and will then forward the repriced claim to ProxyMed, and ProxyMed will return the claim information to the Contracted Payer in accordance with the terms of the Payer Contract. ProxyMed will use PlanVista’s designated claim number to identify such repriced claim to the Payer.

2.4.4 Repricing; Billing. On or before the 10th day of the month, PlanVista shall provide ProxyMed with the monthly report with respect to each Contracted Payer for the previous month, in accordance with Section 2.4 of the Payer Contract Provisions. ProxyMed shall forward such report, including PlanVista’s designated claim numbers, to the applicable Contracted Payer within five business days of receiving the PlanVista report for such Payer. ProxyMed shall bill and collect 100% of the payments for Services under each Payer Contract.

2.4.5 Claim Reversal or Modification. ProxyMed shall forward to PlanVista any Contracted Payer request for claim reversal or modification pursuant to Section 2.6 of the Payer Contract Provisions. PlanVista shall have sole discretion to determine if a claim reversal is appropriate. PlanVista shall notify ProxyMed of such determination in accordance with the standard PlanVista procedures (the “Standard Procedures”) to be attached hereto as a future exhibit, and ProxyMed shall notify the applicable Contracted Payer of such determination, in accordance with the terms of the applicable Payer Contract and the Standard Procedures. ProxyMed shall make adjustments to its billing records and Contracted Payer invoices as requested by PlanVista and consistent with PlanVista’s Standard Procedures.

2.5 Exclusive Status.

2.5.1 Exclusivity and Exclusivity Period. During the period beginning on the Effective Date and ending on the first anniversary of the Effective Date (the “Exclusivity Period”): ProxyMed will not offer to any Payer or other third party any Alternate Service; and ProxyMed shall use best efforts to sell and market PlanVista’s Services to Payers using existing executive level relationships, in accordance with Section 2.2 and other provisions of this Agreement. “Alternate Service” means any service provided by any Party other than PlanVista that is similar to or competes with PlanVista’s Cost Containment or Network Management Services, as reasonably determined by PlanVista. PlanVista will be the exclusive provider that ProxyMed promotes or accesses for Cost Containment and Network Management Services offered to any Payer. During the Exclusivity Period, ProxyMed will not market, sell, serve as an intermediary for, or otherwise support any Alternate Services provided by any person or business other than PlanVista. If a Payer declines to use PlanVista’s Services, then ProxyMed will forego that opportunity.

[xxx]

[xxx]

[xxx]	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

[xxx]

[xxx]

[xxx]

2.6 Ongoing Product Support. Except as otherwise provided herein: (i) PlanVista, at its sole expense, will remain responsible for administration, hosting, quality assurance, testing, and ongoing maintenance related to PlanVista’s provision of Services to any Payer; and (ii) ProxyMed, at its sole expense, will remain responsible for the development, quality assurance testing, and maintenance related to ProxyMed’s transfer of claim information and provision of other services to the Payers and its contracted providers.

2.7 Technical Support. Both Parties agree to provide technical support personnel for installation of the electronic link between the Parties, troubleshooting, and applications advice. Prior to commencing services for any Contracted Payer, each Party will provide its specifications to the other, and conduct tests of the system.

2.8 Reporting. ProxyMed shall keep PlanVista regularly apprised (not less frequently than once a month) of the progress made with respect to sales of the PlanVista Services. ProxyMed will provide PlanVista with a monthly sales report that will be in a format reasonably required by PlanVista and contain information reasonably requested by PlanVista. The Parties will meet at least once each quarter to discuss the status of the relationship and other pertinent matters.

[xxx]	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

2.9 Analytical Reporting Payment. On the Effective Date, PlanVista shall pay ProxyMed a non-refundable [xxx] payment in exchange for ProxyMed’s analytical reporting services regarding historical data that ProxyMed will refer to PlanVista during the term of this Agreement.

2.10 Revenue Sharing. ProxyMed shall pay PlanVista a portion of the amounts that it receives from Contracted Payers, pursuant to the terms of Exhibit 2.10 hereto.

2.11 Warrants. As of the Effective Date, PlanVista Corporation will grant to ProxyMed a warrant to purchase PlanVista common stock at the Exercise Price (as defined in the warrant agreement attached hereto at Exhibit 2.11 (the “Warrant”). The number of shares issuable pursuant to the Warrant shall be equal to 15% of the number of shares of PlanVista common stock, on a fully diluted basis as of the time of exercise. The warrant will terminate one hundred eighty (180) days from the grant date (the “Initial Warrant Term”); provided, however, that the Warrant term shall be extended for an additional ninety (90) days (the “Extended Warrant Term”) if, on or before the end of the Initial Warrant Term, PlanVista has received from ProxyMed copies of Billed Invoices that when taken in the aggregate meet a Net Revenue Threshold of Two Million Dollars ($2,000,000). In the event that, between the Effective Date and the conclusion of any such Extended Warrant Term, PlanVista has received from ProxyMed copies of Billed Invoices that when taken in the aggregate meet a Net Revenue Threshold of Four Million Dollars ($4,000,000), then the Extended Warrant Term shall be extended for an additional ninety (90) days (the “Re-Extended Warrant Term”). In no event will the Warrant term exceed three hundred sixty (360) days.

ProxyMed understands that neither the Warrant nor the underlying shares of common stock will be registered under the Securities Act of 1933, and PlanVista Corporation is under no obligation to register the Warrant or the underlying common stock to be issued on exercise of the Warrant. PlanVista Corporation believes that the issuance of such Warrant and the underlying common stock upon exercise of the Warrant is exempt from the registration requirements of the Securities Act of 1933 based upon and in reliance upon the following representations which ProxyMed hereby makes to PlanVista Corporation:

(i) ProxyMed is an Accredited Investor as defined within Rule 501 as promulgated by the Securities Exchange Commission and is taking the Warrant and, if exercised, will purchase the underlying common stock of PlanVista Corporation for ProxyMed’s own account for investment and not with a view toward or for resale in connection with any distribution as that term is used in the Securities Act and the Rules and Regulations thereunder. ProxyMed agrees that it will not subdivide the Warrant or underlying common stock or offer to sell, pledge, hypothecate or otherwise transfer or dispose of any of such securities unless (i) a registration statement under the Securities Act with respect to such securities is in effect and such transfer has been qualified under all applicable state securities laws, or (ii) the availability of an exemption from such registration and qualification has been established to the satisfaction of counsel to PlanVista Corporation. ProxyMed agrees that the securities will contain a legend to the foregoing effect and understands that because of these restrictions, it may not be able to easily divest itself of any investment in PlanVista Corporation’s securities.

[xxx]	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(ii) ProxyMed has been provided access to all of PlanVista Corporation’s filings under the Securities Exchange Act of 1934 and has had an opportunity to ask questions of PlanVista Corporation’s management and understands that PlanVista Corporation will continue to grant it such access during the Option Exercise Period subject to such assurances of confidentiality as PlanVista Corporation may reasonably request.

(iii) ProxyMed is a sophisticated investor with experience in evaluating investments of the nature contemplated by the Warrant and understands that investment in PlanVista Corporation’s securities involves significant risks and ProxyMed Could lose all of its investment.

2.12 Insurance. Each Party will, at its expense, maintain the following insurance coverage types and amounts: general liability insurance (in an amount equal to at least two million dollars ($2,000,000) per occurrence) and errors and omissions liability insurance (in an amount equal to at least three million dollars ($3,000,000) per occurrence).

3.0  EXCHANGE OF INFORMATION; CONFIDENTIALITY.

3.1 Definition of Information. For purposes of this Agreement, “Confidential Information” of a Party means any information which such Party considers to be proprietary or confidential information about its business, including but not limited to information regarding such Party’s product plans, product designs, product costs, product prices, finances, marketing plans, business opportunities, personnel, provider arrangements, research and development activities, knowhow and pre-release products.

3.2 Exceptions to Confidential Information. Confidential Information shall not include information that (i) was rightfully in possession of or known to the Receiving Party, without any obligation of confidentiality, prior to receiving it from the Disclosing Party; (ii) is, or subsequently becomes, legally and publicly available without breach of this Agreement; (iii) is rightfully obtained by the Receiving Party from a source other than the Disclosing Party who was without any obligation of confidentiality; (iv) is developed by or for the Receiving Party without use of the Confidential Information and such independent development can be shown by documentary evidence; or (v) becomes available to the Receiving Party by wholly lawful inspection or analysis of publicly disseminated information regarding products offered for sale.

3.3 Nondisclosure. A Party receiving information hereunder or pursuant to the Memorandum of Understanding entered into by the Parties on May 14, 2003 (a “Receiving Party”) shall not, except as permitted under this Agreement, use the Confidential Information of the other Party (the “Disclosing Party”), or disclose such Confidential Information to any third party other than employees and contractors of the Receiving Party who have a need to have access to and knowledge of the Confidential Information solely to carry out the intent of this Agreement. The Receiving Party shall ensure that its employees and contractors have obligations of confidentiality as strict as those herein prior to disclosure to such employees and contractors to assure against unauthorized use or disclosure. Confidential Information disclosed to a Party by any affiliate or agent of the other Party is also subject to this Agreement. Each Party shall obtain the other’s consent prior to any publication, presentation, public announcement, or press release concerning the existence or terms and conditions of this

Agreement and the Memorandum of Understanding, which shall also be considered “Confidential Information.” Notwithstanding the foregoing, the Receiving Party may disclose Confidential Information as required by law or pursuant to a valid order issued by a court or government agency, provided that the Receiving Party provides the Disclosing Party: (a) prior written notice of such obligation; and (b) the opportunity to oppose such disclosure or obtain a protective order. Confidential Information also shall not include Protected Health Information, which is governed exclusively by the terms and conditions of Section 3.5 below.

3.4 Return or Destruction of Confidential Information. Upon written demand by the Disclosing Party, and in any event upon termination of this Agreement, the Receiving Party shall: (i) cease using the Confidential Information, (ii) within seven (7) days of receipt of any demand by the Disclosing Party, return the Confidential Information and all copies, notes or extracts thereof to the Disclosing Party; and (iii) upon request of the Disclosing Party, certify in writing that the Receiving Party has complied with the obligations set forth in this paragraph.

3.5 Protected Health Information. In connection with this Agreement, ProxyMed may be required to disclose to PlanVista protected health information (“PHI”), as that term is defined under the Privacy Regulations. For purposes of this Agreement, “HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended, as well as any similar state or local laws not otherwise pre-empted by HIPAA. The terms “Privacy Regulations” and “Security Regulations” refer to all of the regulations in effect from time to time issued pursuant to HIPAA and applicable to (respectively) the privacy or the security of Individually Identifiable Health Information. All capitalized terms used in this Section 3.5 that are not otherwise defined herein shall have the meanings set forth in Title 45 of the Code of Federal Regulations applicable to HIPAA or any successor statute. PlanVista agrees to comply with the terms of this Section 3.5 in connection with its use of the PHI.

3.5.1 Authorized Uses or Disclosures of PHI. PlanVista shall use PHI only in its provision of the Services to Contracted Payers pursuant to the terms of this Agreement. Under no circumstance will PlanVista disclose PHI to any other Party, including affiliates of PlanVista, other than ProxyMed, except in accordance with this Agreement or as authorized by an executive officer of ProxyMed in writing. Under no circumstance will PlanVista use PHI other than to provide the Services to Contracted Payers even if permitted by applicable law, including without limitations, on a de-identified basis, except in accordance with this Agreement or as authorized by an executive officer of ProxyMed in writing.

3.5.2 Privacy. In accordance with the purposes of this Agreement, ProxyMed will disclose to PlanVista and PlanVista will use and/or create PHI only on behalf of ProxyMed for the specific purposes set forth in this Agreement. PlanVista agrees not to use or further disclose any PHI or Individually Identifiable Health Information received from ProxyMed or created by PlanVista other than as expressly permitted by this Agreement or as required by applicable law or regulations, including the Privacy Regulations and the Security Regulations. PlanVista will only use the Minimum Necessary PHI to accomplish the intended purpose of its uses or disclosures. PlanVista will implement appropriate safeguards to prevent the use or disclosure of an Individual’s PHI other than as provided for by this Agreement or in accordance with law and shall document its safeguards, to the extent required by law. PlanVista will provide access to an Individual’s PHI upon the request of ProxyMed, will make any amendments to an Individual’s PHI as directed by ProxyMed, and will maintain a record of disclosures of PHI as required for ProxyMed to make an accounting to the Individual to the extent required by the Privacy Regulations. To the extent required by applicable law: (i) PlanVista will promptly report to ProxyMed any use or disclosure of an Individual’s PHI not provided for by this Agreement or any security incident (as that term is defined in the Security Regulations) of which PlanVista becomes aware; and (ii) PlanVista will make its internal practices, books, and records relating to the use and disclosure of an Individual’s PHI available to the Secretary of Health and Human Services and to ProxyMed to the extent required for determining compliance with this Agreement, the Privacy Regulations, and the Security Regulations. Notwithstanding the foregoing, no legal privilege shall be deemed waived by PlanVista or ProxyMed by virtue of this section of this Agreement. Upon termination of this Agreement for any reason, PlanVista agrees to return or to destroy all PHI and retain no copies (and to certify to those actions) unless otherwise agreed by ProxyMed in writing. If ProxyMed agrees to allow PlanVista to retain copies, at no additional cost to ProxyMed, PlanVista will extend the protections of this Agreement to the PHI that PlanVista maintains and limit any further uses and disclosures of the PHI to the purposes that make the return or destruction of the PHI not feasible.

3.5.3 Security. Throughout the term of this Agreement, PlanVista shall adopt, implement, and maintain appropriate security policies, procedures, and practices; administrative, physical, and technological safeguards and security mechanisms that reasonably and adequately protect the confidentiality, integrity, and availability of the PHI that it receives and maintains on behalf of ProxyMed (“PlanVista Safeguards”). ProxyMed is relying on the appropriateness and adequacy of the PlanVista Safeguards and failure of the PlanVista Safeguards, as reasonably determined by ProxyMed, will constitute a material breach of this Agreement. Upon the Security Regulations becoming effective, PlanVista shall adopt, implement, and maintain appropriate PlanVista Safeguards that comply with such Security Regulations.

3.5.4 Benefit. This Section 3.5 is not intended to create any right in or obligations to any person or entity that is not a Party to this Agreement, including Individuals.

3.6 No Assignment of Intellectual Property Rights. Neither Party hereby assigns any right, title, or interest in any software, trademark, or intellectual property of such Party. No provision of this Agreement or exchange of information hereunder shall be deemed to effect such an assignment.

4.0  CONTRACTING LIMITATIONS.

During the term of this Agreement, and for a period of six months thereafter, neither Party shall establish, purchase substantially all of the assets of, or obtain a controlling interest in, any business that competes with the other Party. Except as otherwise specifically provided above, or in Section 2.5 or other provisions of this Agreement, nothing in this Agreement shall prohibit either Party from entering into any contract or other business relationship with any Payer or other third party for the provision of any services, during or after the term of this Agreement.

5.0  TERM AND TERMINATION.

5.1 Term and Termination Procedures. The term of this Agreement shall begin as of the Effective Date and, unless earlier terminated as set forth herein: (i) shall continue until the third (3rd) anniversary of the Effective Date; and (ii) shall automatically renew for successive one (1) year terms. After the second anniversary of the Effective Date, either Party may terminate this Agreement for any reason upon ninety (90) calendar days’ advance written notice given to the other Party; provided, however, that no such notice may be delivered prior to such second anniversary. Either Party may terminate this Agreement upon material breach by the other Party, by providing the other Party with sixty (60) calendar days’ advance written notice. Termination for a material breach will take effect at the close of the sixty (60) day period, unless the breach is cured during that period. In addition, either Party may terminate this Agreement pursuant to the terms of Section 8.0 hereto. ProxyMed shall notify each affected Contracted Payer of any termination of this Agreement, and shall provide a copy of such notice to PlanVista.

5.2 Effect on Rights. Termination of this Agreement by a Party shall not act as a waiver of any breach of this Agreement and shall not act as a release of any Party from any liability for breach of such Party’s obligations under this Agreement. Except where otherwise specified, the rights and remedies granted to a Party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the Party may possess at law or in equity, including, without limitation, rights or remedies under applicable patent, copyright, trade secrets, or proprietary rights laws, rules or regulations.

5.3 Effect on Payer Contracts. Termination of this Agreement by a Party shall preclude the addition of future Payer Contracts, but shall not affect any of the terms of Payer Contracts already in effect at the time of termination. With respect to those Payer Contracts this Agreement shall survive and shall continue to remain in effect until all of the Payer Contracts entered into by ProxyMed during the term of the Agreement have expired. Accordingly, until such time as no Payer Contracts entered into by ProxyMed during the term of the Agreement exist, the Parties shall continue to perform their respective obligations under the Agreement with respect to those surviving Payer Contracts.

6.0  REPRESENTATIONS AND WARRANTIES.

6.1 PlanVista represents and warrants that the Services shall be performed accurately and in accordance with the Specifications and this Agreement. In the event that a documented and reproducible flaw in the processing of claims or in the Services inconsistent with the foregoing warranties is discovered, PlanVista shall use commercially reasonable efforts to correct such flaw in a timely manner.

6.2 ProxyMed represents and warrants that the actions to be performed by it will be performed in accordance with the terms of this Agreement and the agreed upon specifications.

6.3 Each Party represents and warrants that, throughout the term of this Agreement, it will perform all of its obligations under this Agreement in conformity with all applicable federal and state laws and regulations.

6.4 Each Party represents and warrants that it has full power and authority to execute, deliver and perform the Agreement and the transactions contemplated hereby, and the

Agreement has been duly authorized, executed and delivered by each Party and constitutes a legal, valid and binding obligation of both Parties, enforceable against it in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors’ rights generally. No consent, approval authorization, order, registration or qualification of or with any court or government agency or body having jurisdiction over the respective Party, is required for the execution, delivery and performance of the Agreement by such Party.

6.5 THE ONLY REPRESENTATIONS AND WARRANTIES MADE BY THE PARTIES ARE THOSE SET FORTH IN THIS AGREEMENT AND EACH PARTY EXPLICITLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR USE, WITH RESPECT TO ANY SERVICES PROVIDED DIRECTLY OR INDIRECTLY BY SUCH PARTY. THE WARRANTIES MADE HEREIN ARE SOLELY FOR THE BENEFIT OF PROXYMED AND PLANVISTA. BOTH PARTIES ACKNOWLEDGE THAT THE OTHER PARTY IS NOT AN INSURER.

7.0  EXCLUSION & LIMITATION OF LIABILITY.

7.1 NEITHER PARTY SHALL BE LIABLE FOR LOSS OF PROFIT OR DATA, OR FOR INDIRECT OR CONSEQUENTIAL DAMAGES, OR FOR ANY OTHER SPECIAL DAMAGES SUCH AS, BUT NOT LIMITED TO, EXEMPLARY OR PUNITIVE DAMAGES, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

7.2 IN ANY EVENT EITHER PARTY’S CUMULATIVE LIABILITY TO THE OTHER PARTY FOR ANY AND ALL CLAIMS ARISING HEREUNDER OR AS A RESULT HEREOF (OTHER THAN FOR FEES THEN-OWING) SHALL NOT EXCEED THE TOTAL AMOUNT OF THE FEES PAID HEREUNDER FOR THE TWELVE MONTH PERIOD IMMEDIATELY PRECEDING THE EVENT GIVING RISE TO SUCH CLAIM.

8.0  ENTIRE AGREEMENT; SUCCESSORS.

This Agreement, along with any exhibits hereto, shall constitute the entire agreement of the Parties with respect to the subject matter hereof. This Agreement supersedes and replaces all other agreements between the Parties, whether written or oral, including but not limited to the Memorandum of Understanding between the Parties dated May 14, 2003. This Agreement may not be changed in any manner except in a written document signed by both Parties. In the event of any conflict between the terms of this Agreement and any Payer Contract, the terms of this Agreement shall govern. This Agreement shall be binding on the Parties hereto and their respective successors and assigns.

9.0  GOVERNING LAW.

This Agreement shall be interpreted and enforced pursuant to the laws of the State of Florida, the courts of which State will have proper venue and exclusive jurisdiction over both Parties with respect to any dispute arising hereunder.

10.0 LEGAL REQUIREMENTS.

The Parties acknowledge that applicable law may alter the Parties’ rights and obligations under this Agreement. PlanVista and ProxyMed agree to negotiate in good faith to amend this Agreement in a manner that either Party deems necessary to comply with any amendment of (i) HIPAA or other applicable law, (ii) the Privacy Regulations, the Security Regulations, or other applicable regulations, or (iii) any applicable court decision or binding governmental policy or opinion. If the Parties are unable to agree on an amendment within thirty (30) days of notice from the requesting Party to the other Party, the requesting Party may, at its option, terminate this Agreement upon thirty (30) days’ written notice to the other Party. PlanVista shall not be liable to ProxyMed or any Contracted Payer to the extent that applicable law limits PlanVista’s ability to perform services hereunder.

11.0 AUDIT.

Each Party shall have the right no more than once every twelve (12) months during normal business hours with more than five (5) days written notice to audit the books and records of the other Party to confirm such other Party’s compliance with the terms of this Agreement. The auditing Party shall bear the costs of such audit and shall provide the other Party with reasonable notice of such audit; unless the results of the audit find a discrepancy between the payments made and those due to have been made in excess of 5%, in which case non-auditing Party shall pay costs of such audit.

12.0 INDEPENDENT CONTRACTORS; INDEMNIFICATION.

Each Party is an independent contractor and not an agent of or joint venturer with the other Party, any Payer, or any provider. Each Party shall be responsible for its own actions and those of its employees and subcontractors. Each Party (the “Indemnifying Party”) agrees to hold the other Party (the “Indemnified Party”) harmless, and defend and indemnify the Indemnified Party, its employees and subcontractors, from any claim or suit brought against the Indemnified Party, its employees or subcontractors arising out of a breach of this Agreement or any material obligations, or any covenants, warranties, or representations undertaken or made, respectively, hereunder of this Agreement, or the grossly negligent or willful actions or failures to act, by the Indemnifying Party or by any officer or employee or subcontractor of the Indemnifying Party.

13.0 SEVERABILITY.

If any provision of this Agreement is or becomes invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable this entire Agreement, but rather, this entire Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of the Parties shall be construed and enforced accordingly.

14.0 NOTICE.

Any notice or demand given or made pursuant to this Agreement shall be in writing and shall be deemed to be given or made to a Party hereto upon receipt by an officer of such Party (with the delivery receipt or facsimile answerback being conclusive, but not exclusive, evidence of receipt), or at such time as delivery is refused upon presentation. Notices shall be delivered to the address of the recipient as set forth below, or such other address provided by the recipient to the sender pursuant hereto.

If to ProxyMed:	Nancy J. Ham (or successor)
President
ProxyMed, Inc.
2555 Davie Road, Suite 110
Fort Lauderdale, FL 33317

With a copy to:	Rafael G. Rodriguez (or successor)
In-House Counsel & Secretary
ProxyMed, Inc.
2555 Davie Road, Suite 110
Fort Lauderdale, FL 33317

If to PlanVista or to
National Network
Services, Inc.:	PLANVISTA CORPORATION

Attn. Jeffrey L. Markle
4010 Boy Scout Blvd.
Suite 200
Tampa, FL 33607
Fax No.: (813) 353-2320
Telephone No.: (813) 353-2300

With a copy to:	David C. Shobe, Esq.
Fowler White Boggs Banker P.A.
501 East Kennedy Blvd, Suite 1700
Tampa, FL 33602
Fax No.: (813) 228-9401
Telephone No.: (813) 222-1123

15.0 WAIVER.

No waiver of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the Party against whom enforcement is sought. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. Any waiver granted hereunder shall apply solely to the specific instance expressly addressed.

16.0 HEADINGS; COUNTERPARTS.

The headings or captions of each section of this Agreement shall be deemed to be for convenience and reference only, and do not form a part of this Agreement, and do not in any way modify, interpret or construe any intent of the Parties or affect any of the provisions of this Agreement. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and counterpart signature pages may be assembled to form a single original document.

17.0 SURVIVAL.

Each applicable provision of Sections 2.10 (to the extent then owed), 2.3 and 2.4 as to any Payer contracts still being serviced, 3.0, 4.0, 5.1, 5.2, 5.3, 6.0 through and including 18.0 shall survive termination of this Agreement for any reason, until by its terms, it is no longer applicable.

18.0 FORCE MAJEURE.

No Party shall be liable for any delay or failure to perform its obligations under this Agreement arising out of a cause beyond its control or without its fault or negligence. Such causes may include, but are not limited to, fires, floods, and natural disasters.

IN WITNESS WHEREOF, the Parties have entered into this Agreement effective as of the Effective Date.

AGREED TO BY:

PROXYMED, INC.		PLANVISTA CORPORATION

By:	/s/ Michael Hoover	By:	/s/ Phillip S. Dingle

Its:	CEO	Its:	Chairman and Chief Executive Officer

Date:	6/10/03	Date:	6/10/03

NATIONAL NETWORK SERVICES, INC.

By:	/s/ Phillip S. Dingle

Its:	Chairman and Chief Executive Officer

Date:	6/10/03

EXHIBIT 2.11

WARRANT TO PURCHASE SHARES

OF COMMON STOCK OF PLANVISTA CORPORATION

This Warrant Certificate certifies that ProxyMed, Inc. (the “Holder”), is the owner of a Warrant which represents the right to subscribe for and purchase from PlanVista Corporation, a Delaware corporation (the “Company”), shares of the Common Stock, $.01 par value, of the Company (the common stock, including any stock into which it may be changed, reclassified or converted, is herein referred to as the “Common Stock”) equal to fifteen percent (15%) of the outstanding stock of the Company computed on a fully-diluted basis as of the date of exercise at the Exercise Price (as defined in Section 1”). This Warrant Certificate represents the Warrants issued pursuant to Section 2.11 of that certain Distribution and Marketing Agreement dated June 10, 2003, between the Company, National Network Services, Inc., and Holder (the “Distribution Agreement”).

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT IS NON-TRANSFERABLE AND THE COMMON STOCK TO BE ISSUED UPON EXERCISE OF THIS WARRANT IS SUBJECT TO RESTRICTIONS ON TRANSFER AS NOTED IN THE DISTRIBUTION AGREEMENT, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE COMPANY.

The Warrant represented by this Warrant Certificate is subject to the following provisions, terms and conditions:

1. EXERCISE OF WARRANT.

This Warrant may be exercised by the Holder, in whole but not in part, by surrender of this Warrant Certificate at the principal office of the Company at 4010 Boy Scout Blvd., Suite 200, Tampa, Florida 33607 (or such other office or agency of the Company as may be designated by notice in writing to the Holder at the address of such Holder appearing on the books of the Company), with the appropriate form attached hereto duly exercised, at any time within the period beginning on the date hereof and expiring at the end of the close of business on the 180th day following the date hereof (the “Initial Exercise Period”) and by payment to the Company in a combination of cash and/or ProxyMed common stock in an amount equal to the product of the Exercise Price multiplied by the total number of shares stated in the Warrant. Any portion of the Exercise Price paid in cash will be submitted by wire transfer of immediately available funds or by certified check. Any portion of the Exercise Price paid in ProxyMed stock shall only be permitted to occur in the context of an acquisition of PlanVista by ProxyMed or a wholly-owned subsidiary, with the details of how to calculate the Exercise Price as well as the remaining terms and conditions, to be negotiated in good faith at that time. As used herein, the term “Exercise price” shall mean the price derived by applying a 15% premium over the average closing price of the Company’s Common Stock, as quoted on the Over-the-Counter Bulletin Board, over the twenty-five (25) trading days preceding June 10, 2003. The Initial Exercise Period may be extended for up to two consecutive ninety (90)-day periods only in accordance with the terms and conditions of paragraph 2.11 of the Distribution Agreement. If one or both of such extensions occur, the period of such extension is hereinafter referred to as the “Extended Exercise Period”. In no event will the Initial Exercise Period plus the Extended Exercise Periods, if applicable, extend past the close of business on the 360th day after the date hereof. The Initial Exercise Period and the Extended Exercise Periods, if any, are herein sometimes referred to as the “Exercise Period.” The Company agrees that the shares of Common Stock so purchased shall be and are deemed to be issued to the Holder as the record owner of such shares of Common Stock as of the close of business on the date on which the Warrant Certificate shall have been surrendered and payment made for such shares of Common Stock. Certificates representing the shares of Common Stock so purchased, together with any cash for fractional shares of Common Stock paid pursuant to Section 2(b), shall be delivered to the Holder promptly and in no event later than five (5) business days after the Warrant shall have been so exercised.

2. NOTICE OF CERTAIN EVENTS; FRACTIONAL SHARES.

(a) Notice to Holder of Record Date, Dissolution, Liquidation or Winding Up. The Company shall cause to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant notice of the record date for any dividend, distribution or payment, in cash or in kind (including, without limitation, evidence of indebtedness and assets), with respect to shares of Common Stock at least 20 calendar days before any such date. In case at any time during the Exercise Period there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then the Company shall cause to be mailed (by first class mail, postage prepaid) to the Holder at such Holder’s address as shown on the books of the Company, at the earliest practicable time (and, in any event, not less than 20 calendar days before any date set for definitive action), notice of the date on which such dissolution, liquidation or winding up shall take place, as the case may be. The notices referred to above shall also specify the date as of which the holders of the shares of Common Stock of record or other securities underlying the Warrant shall be entitled to receive such dividend, money or the property deliverable upon such dissolution, liquidation or winding up, as the case may be (the “Entitlement Date”). In the case of any dissolution, liquidation or winding up of the Company, the Holder shall receive on the Entitlement Date the cash or other property, less the Exercise Price for the Warrant then in effect, that such Holder would have been entitled to receive had the Warrant been exercisable and exercised immediately prior to such dissolution, liquidation or winding up (or, if appropriate, the record date therefor) and any right of a Holder to exercise the Warrant shall terminate.

(b) Fractional Interest. The Company shall not be required to issue fractional shares of Common Stock on the exercise of this Warrant. If any fraction of a share of Common Stock would, except for the provisions of this Section 2(b), be issuable on the exercise of the Warrant, the Company shall pay an amount in cash calculated by it to be equal to the then fair value of one share of Common Stock, as determined by the Board of Directors of the company in good faith, multiplied by such fraction computed to the nearest whole cent.

3. RESERVATION AND AUTHORIZATION OF COMMON STOCK.

The Company covenants and agrees (a) that all shares of Common Stock which may be issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid and nonassessable, not subject to any preemptive rights, and free of all insurance or transfer taxes, liens, security interests and charges with respect to the issue thereof, (b) that during the Exercise Period, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the Warrant evidenced by this Warrant Certificate, sufficient shares of Common Stock, not subject to any preemptive rights, to provide for the exercise of the Warrant represented by this Warrant Certificate, and (c) that the Company will take all such action as may be necessary to ensure that the shares of Common Stock issuable upon the exercise of the Warrant may be so issued without violation of any applicable law or regulation, or any requirements of any domestic securities exchange upon which any capital stock of the Company may be listed, provided, however, that nothing contained herein shall impose upon the Company any obligation to register the warrant evidenced by this Warrant Certificate or the Common Stock issuable upon exercise under applicable securities laws. In the event that any securities of the Company other than the Common Stock are issuable upon exercise of the Warrant, the Company will take or refrain from taking any action referred to in clauses (a) through (c) of this Section 3 as though such clauses applied, mutatis mutandis to such other securities then issuable upon the exercise of the Warrant.

4. NO VOTING RIGHTS.

Nothing contained in this Warrant Certificate shall be determined as conferring upon the Holder any rights as a stockholder of the Company or as imposing any liabilities on the Holder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

5. EXERCISE OR TRANSFER OF WARRANTS OR COMMON STOCK.

During the Exercise Period this Warrant Certificate is not transferable nor assignable (by operation of law or otherwise) by Holder. The Holder of this Warrant Certificate agrees to be bound by the provisions contained in the Distribution Agreement with respect to the limitations, including limitations imposed for Securities Act compliance, on the transfer of the shares of Common Stock or other securities issuable upon exercise of the Warrant and understands that such shares will contain a legend to that effect.

6. CLOSING OF BOOKS

The Company will at no time close its transfer books against the exercise of the Warrant or act in any manner which interferes with the timely exercise of the Warrant.

7. WARRANTS, LOSS, THEFT.

Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation, upon surrender or cancellation of this Warrant Certificate, the Company will issue to the holder hereof a new Warrant Certificate of like tenor, in lieu of this Warrant Certificate, representing the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder.

8. ANTI-DILUTION PROVISIONS.

Subject to the provisions of this Warrant Certificate, the Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrant Certificate shall be subject to adjustment from time to time upon the happening of certain events as follows:

(a) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

(b) In case the Company shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (the “Subscription Price”) (or having a conversion price per share) less than the Exercise Price on such record date, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such issuance by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at the Exercise Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

(c) In case the Company shall hereafter distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding dividends or distributions referred to in Subsection (a) above) or subscription rights or warrants (excluding those referred to in Subsection (b) above), then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the current Market Price per share of Common Stock, less the fair market value (as determined by the Company’s Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. As used in this Warrant Certificate, “Market Price” shall mean the average Stock Price (as defined below) obtained over a period of thirty consecutive trading days ending on the second trading day prior to the date of determination. As used in this Warrant Certificate, the term “Stock Price” shall mean (A) the lowest sale price of a share of Common Stock or if no such sale takes place on any such trading day, the lowest closing bid price therefor on any such trading day, in each case as officially reported on all national securities exchanges on which the Common Stock is then listed or admitted to trading, or (B) if the Common Stock is not then listed or admitted to trading on any national securities exchange, the closing price of the Common Stock on such date, or (C) if no closing price is available on any such trading day, the lowest closing bid price thereof on any such trading date, in the Over-the-Counter Bulletin Board as reported by NASDAQ, (D) if the Common Stock is not then quoted in such system, the lowest bid price reported by the market makers and dealers for the Common Stock listed as such by the National Quotation Bureau, Incorporated or any similar successor organization, or (E) if not publicly traded, the lower of the last bona fide sale made by the Company and the fair market value of the Common Stock as determined by the Board of Directors in its good faith judgment.

9. RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANTS.

The rights and obligations of the Company, of the Holder, and of the holders of shares of Common Stock or other securities issued upon exercise of the Warrant contained in Section 5 of this Warrant Certificate shall survive the exercise of the Warrant.

Dated:	PLANVISTA CORPORATION

By:

Attest:

[secretary]